UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 23, 2021

MOSYS, INC.

(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2309 Bering Dr.

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MOSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 23, 2021, the board of directors of MoSys, Inc. (the “Company”) approved an amendment and restatement of the Company’s bylaws (the “Bylaws) effective as of the date of the board’s approval. The amendment of the Bylaws reduces the quorum requirement for all meetings of stockholders (unless otherwise provided by statute, the Company’s amended and restated certificate of incorporation or regulations of any stock exchange applicable to the Company) from the presence, in person or by proxy, of a majority of the outstanding shares of stock entitled to vote to the presence, in person or by proxy, of one-third of the outstanding shares of stock entitled to vote.

The foregoing description of the Bylaws, as amended, does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended. A complete copy of the Bylaws, including the language added by the amendment to Bylaws appearing in Section 2.7, is attached to this report as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 23, 2021, the Company held a special meeting of its stockholders (the “Special Meeting”) for purposes of approval of: (i) the issuance of up to 15,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), in connection with a proposed arrangement (the “Arrangement”) with Peraso Technologies Inc. (“Peraso”), pursuant to which the Company is to acquire Peraso, in accordance with the requirements of the Nasdaq Stock Market LLC together with the approval of the entirety of transactions contemplated by the Arrangement including the change of control; (ii) the adoption of an amendment to the Restated Certificate of Incorporation, as amended, of the Company to implement a reverse stock split of the shares of the issued and outstanding shares of Common Stock by a ratio of up to 1-for-3, with the exact ratio of the reverse stock split to be determined by the Board; (iii) the approval of an amendment and restatement to the MoSys 2019 Stock Incentive Plan, as more fully described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on October 18, 2021; and (iv) the approval of the postponement or adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes to approve proposals (i) to (iii) or in the absence of a quorum (the “Adjournment Proposal”).

As of the close of business on October 14, 2021, the record date for the Special Meeting, 8,685,635 shares of Common Stock were outstanding and entitled to vote. At the Special Meeting, 3,500,714, or approximately 40.30%, outstanding shares of Common Stock entitled to vote were represented in person or by proxy. Therefore, only the Adjournment Proposal was voted upon at the meeting without conducting any other business.

Due to the fact that the majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the Adjournment Proposal voted in favor of the Adjournment Proposal, the Board adjourned the Special Meeting to 11:00 a.m. (Pacific Time) on December 1, 2021, and will continue to be held virtually.

Summarized below are the preliminary results for the vote of the stockholders at the Special Meeting.

Adjournment Proposal

For	Against	Abstained
3,061,712	413,412	25,590

The stockholders approved the Adjournment Proposal. There were no broker non-votes on this proposal.

Item 7.01  Regulation FD Disclosure.

On November 23, 2021, the Company issued a press release announcing the amendment of the Bylaws and the adjournment of the Special Meeting to December 1, 2021. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws
99.1	Press Release dated November 23, 2021
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: November 23, 2021	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer